Exhibit 99.1

Idera Pharmaceuticals Contacts: John J. Kirby Chief Financial Officer Phone (484) 348-1627 JKirby@IderaPharma.com
Jill Conwell
Investor Relations &
Corporate Communications
Phone (484) 348-1675
JConwell@IderaPharma.com

Idera Pharmaceuticals Announces Private Placement of up to $20.7 Million

EXTON, PA, April 7, 2020 — Idera Pharmaceuticals, Inc. (Nasdaq: IDRA) today announced entering into an agreement with a fund affiliated with an institutional investor providing for a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to which Idera has sold shares of common stock together with accompanying warrants to purchase an additional shares of common stock, for aggregate gross proceeds of $5.0 million (Tranche 1). The price per share paid for the common stock was $1.52 per share. The common stock warrants have an exercise price of $2.28 per share, a term of three years and are exercisable after the Company receives stockholder approval and files a charter amendment to sufficiently increase the Company’s authorized shares of common stock to cover the exercise of the common stock warrants issuable under the agreement (Tranche 1 Initial Exercise Date).

Pursuant to the agreement, the investor may, at their option, make a further investment of an additional $5.0 million to purchase shares of common stock (or common stock equivalents), together with accompanying common stock warrants to purchase additional shares of common stock (Tranche 2). The common stock purchase will be $1.76 per share. The common stock warrants, if issued, will have an exercise price of $2.71 per share, a term of three years and are exercisable after the later of their issuance date and the Tranche 1 Initial Exercise Date. Idera has the right to refuse Tranche 2 if, prior to receipt of notice from the investor, the closing price of Idera’s common stock is $3.01 or higher for any 20 consecutive days after June 30, 2020. The investor’s option to invest in Tranche 2 expires on December 30, 2020.

To the extent Tranche 2 is closed and inclusive of proceeds from the exercise of warrants issuable in this private placement, the Company may receive up to $20.7 million in gross proceeds. The Company plans to use the proceeds from the financing primarily to fund the completion, of the ongoing ILLUMINATE-301 clinical trial of its lead product, tilsotolimod, for the treatment of anti-PD-1 refractory metastatic melanoma. The Company also plans to use the subsequent proceeds, if exercised, to fund the potential NDA filing and commercial launch of tilsotolimod along with the ongoing ILLUMINATE-206 trial, and for general corporate purposes.

The shares of common stock (or common stock equivalents) and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tilsotolimod (IMO-2125)

Tilsotolimod is an investigational, synthetic Toll-like receptor 9 agonist. Intratumoral injection of tilsotolimod has been shown to promote both innate (Type-I IFN, antigen presentation) and adaptive (T cells) immune activation. Tumors with an active immune response appear to respond better to CPIs than those that exclude or inhibit anti-tumor immune cells. Tilsotolimod in combination with CPIs may cause regression of locally injected and distant tumor lesions and increase the number of patients who benefit from immunotherapy.

Tilsotolimod has received both Fast Track designation and Orphan Drug designation from the FDA and is being evaluated in multiple tumor types and in combination with multiple checkpoint inhibitors. For more information on tilsotolimod trials, please visit www.clinicaltrials.gov.

About Idera Pharmaceuticals

Harnessing the approach of the earliest researchers in immunotherapy and the company’s vast experience in developing proprietary immunology platforms, Idera’s development program is focused on priming the immune system to play a more powerful role in fighting cancer, ultimately increasing the number of people who can benefit from immunotherapy. Idera also continues to focus on the acquisition, development, and ultimate commercialization of drug candidates for both oncology and rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit www.iderapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding Tranche 2, the use of proceeds, the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether the Company receives stockholder approval to increase its authorized shares of common stock, factors affecting Tranche 2 closing, whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs for the period anticipated; whether interim results from a clinical trial, such as the preliminary results reported in this release, will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials such as the results described in this release will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and such other important factors as are set forth under the caption "Risk factors" in the Company’s Annual Report filed on Form 10-K for the period ended December 31, 2017 and the Company’s Quarterly Report filed on Form 10-Q for the period ended September 30, 2018. Although Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.